EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-228108), Form S-4 (Nos. 333-121003 and 333-183774) and Form S-8 (Nos. 333-196711, 333-135467, 333-168868, 333-168867, 333-32853, 333-32851, 333-111355, 333-133265, 333-168894, 333-128342, 333-219861, 333-170399, 333-214382, 333-186744, 333-192766, 333-170403, 333-141548, 333-133275, 333-115837, 333-98197, 333-41464, 333-03609, 333-236519 and 333-236518) of Caterpillar Inc. of our report dated February 17, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 17, 2021